EXHIBIT 99.1


                                      CONTACT:
                                      Max Kuniansky
                                      Director of Investor Relations
                                      B/E Aerospace, Inc.
                                     (561) 791-5000


                     B/E AEROSPACE REPORTS FINANCIAL RESULTS
                               FOR SECOND QUARTER

    WELLINGTON, FL, September 18, 2002 - B/E Aerospace, Inc. (Nasdaq: BEAV) today announced financial results for its second fiscal quarter ending August 24, 2002. Management also commented on the earnings outlook for this year and next year.

HIGHLIGHTS

o Earned $0.13 per share excluding transition costs; net loss of ($0.18) including such costs

o   Backlog increased slightly to about $505 million

o Significant increase in profitability expected in second half of this year, driven by facility and workforce consolidations

o Industry downturn recently accelerated, expected to adversely impact future results

    "B/E Aerospace remains on course to earn a solid profit for this fiscal year," said Mr. Robert J. Khoury, President and Chief Executive Officer of B/E Aerospace. "Our facility and workforce consolidation initiatives are nearing completion, although the one-time costs of implementing those initiatives will be greater than originally anticipated. We expect a significant improvement in profitability in the second half of this year, driven by our consolidation initiatives.

    "The airlines' financial distress has recently turned substantially worse, with the most recent capacity reductions by American and Continental, US Airways' recent bankruptcy filing and other domestic carriers struggling with lower yields and record losses," he said. "We expect these worsening industry trends to adversely impact our financial results." B/E's current fiscal year ends in February 2003.

SECOND QUARTER RESULTS

    For the three-month period ended August 24, 2002, B/E reported a net loss of ($6.2) million, or ($0.18) per share (diluted), including $11.3 million of transition costs related to the company's facility consolidation program. Excluding transition costs, the company reported net earnings of $4.6 million, or $0.13 per share, in line with expectations. For the second quarter of the prior year, B/E reported net earnings of $8.9 million, or $0.27 per share (diluted).

    Transition costs are the expenses of operating facilities scheduled for closure and integrating transferred operations into the remaining facilities. Under generally accepted accounting principles, such costs must be treated as normal expenses until plant shutdown has been completed.

    "Substantially lower sales and greater interest expense, partly offset by higher profit margins, were the principal factors driving B/E's second quarter earnings," said Mr. Khoury, comparing "as adjusted" earnings of $0.13 per share for the quarter just ended to $0.27 per share as reported for the same period a year ago. "The results we report today reflect the continuing difficulties being experienced by our customers, the world's airlines. U.S. carriers lost $2.7 billion in the first half of this year, after losing $6.2 billion last year. To stimulate demand, airlines have reduced ticket prices to levels not seen since 1988. With such low yields, the U.S. airline industry is headed for record losses for the full year 2002. In response, airlines continue to severely limit spending. Our sales reflect the diminished demand."

    Reported sales were $154.8 million, down 14 percent for the second quarter compared to the same period last year. To enhance comparability, the company is furnishing the following additional figures, which compare results "as adjusted" by excluding transition costs for the quarter just ended, and "pro forma" figures for the second quarter a year ago. All pro forma



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

figures in this news release treat companies acquired last year as though acquired at the beginning of last year, improving comparability with the period just ended. Comparing the as adjusted and pro forma amounts:

o Sales were down $53.2 million, or 26 percent, resulting in a $20.1 million reduction in gross profit;

o operating earnings were $7.9 million lower despite cost reduction efforts and lower amortization, which together generated a $12.2 million decrease in total operating expenses; and

o   operating earnings were $21.8 million for the quarter just ended.

CONSOLIDATION PROGRAM NEARING COMPLETION

    Responding to lower demand, in October 2001 B/E announced plans to eliminate five of 16 principal production facilities and reduce workforce by about 1,000 people, or 22 percent.

    "We have already exceeded our original workforce reduction goal, having eliminated slightly more than 1,000 positions," said Mr. Khoury. "We expect to eliminate about 200 additional positions by the time this consolidation is completed. We have closed four facilities, including two in Florida, one in California and one in Connecticut. A fifth factory, in Wales, is targeted for closure early in calendar 2003.

    "This downsizing has been painful," Mr. Khoury stated. "Industry conditions necessitated closing plants which had already achieved significant productivity improvements. We deeply regret the adverse impact on employees and their families. Unfortunately, these actions were necessary to return the company to a healthy level of profitability, fulfilling our obligation to our remaining workforce and our shareholders."

    B/E's gross and operating profit margins, excluding transition costs, expanded by 50 basis points and 90 basis points respectively for the second quarter compared to last year's reported results despite significantly lower sales. Total operating expenses decreased by $12.2 million for the second quarter compared to pro forma figures for the same period last year; $5.3 million of this reduction was lower amortization due to an accounting rule change (Statement of Financial Accounting Standard No. 142).

TRANSITION COSTS WERE GREATER THAN ORIGINAL BUDGET

    The completion of the facility consolidation and personnel reduction plan is taking longer and costing more than originally planned. Transition costs associated with the facility and workforce consolidations were $11.3 million for the quarter. Management now expects total transition costs to be about $22 million for the full year, of which $17.6 million have already been incurred.

    "At $22 million, the estimated one-time transition costs are greater than we expected. However, even when combined with the $16 million cash restructuring charge recorded last year, they compare favorably with the ongoing $30 million annualized cost reduction we expect to deliver," said Mr. Khoury. "Our consolidation effort will provide long-term benefits that far outweigh the one-time implementation costs. We remain very confident in our ability to deliver the cost structure improvements called for in our plan."

    Contributing to the transition costs were decisions to extend the closing date for the facility in Wales and temporarily retain selected staff from other plants to complete the integration of newly combined operations. In addition, management has expanded its cost reduction plan and expects to eliminate approximately 200 additional positions, including a number of administrative and management personnel.

SIX-MONTH RESULTS

    For the six months ended August 24, 2002, B/E reported a net loss of ($7.7) million, or ($0.22) per share (diluted), including $17.6 million of transition costs. Excluding transition costs, the company reported net earnings of $8.9 million, or $0.25 per share, in line with expectations.

    For the first six months of last year, B/E reported net earnings of $7.4 million, or $0.23 per share. Excluding an extraordinary item for early extinguishment of debt, net earnings for the first six months of last year were $16.7 million, or $0.52 per share.

    Lower sales and increased interest expense, partly offset by higher profit margins, were the key factors affecting six-month results before transition costs. To enhance comparability, the company is furnishing the following figures, which compare results "as adjusted" by excluding transition costs for the six-month period just ended, and "pro forma" figures for the same period a year ago which include acquisitions in last year's results as if they were made at the beginning of the year. Comparing the as adjusted and pro forma amounts:

o revenues were down $107.7 million or 25.8 percent compared to the six-month period last year, resulting in a $39.3 million reduction in gross profit;

o operating earnings were $16.2 million lower, despite cost reduction efforts and lower amortization, which generated a $23.1 million combined reduction in operating costs; and

o   operating earnings were $43.5 million for the six-month period just ended.

RESULTS BY SEGMENT; BACKLOG

    Second quarter sales in B/E's largest segment, commercial aircraft products, increased slightly compared to the immediately preceding quarter, but decreased by about 28 percent compared to the same quarter a year ago.

                           NET SALES, QUARTERS ENDED:

$ MILLIONS:                         AUG. 24, 2002        MAY 25, 2002         AUG. 25, 2001
-------------------------------------------------------------------------------------------
Commercial aircraft products               $110.5              $107.1                $154.0

Business jet products                        21.1                22.8                  25.1

Fastener distribution*                       23.2                24.4                   -0-
-------------------------------------------------------------------------------------------

TOTAL                                      $154.8              $154.3                $179.1

* B/E acquired fastener distribution business in September 2001

    Each segment produced a solid operating profit excluding transition costs. Operating margins were about 12 percent for commercial aircraft products, 22 percent for business jet products and 15 percent for fastener distribution, all before transition expenses.

    Notable recent accomplishments include:

         o Qantas selected B/E premium and coach class seats for a retrofit program covering about thirty domestic aircraft. B/E will also provide seats for a number of new Qantas aircraft. The awards follow the Australian airline's previously announced program to upgrade international business class on existing aircraft with B/E's electric lie-flat seats.

         o Air China selected B/E's first class and coach class seats for a number of new Airbus aircraft. The program continues the success of B/E's new Spectrum coach class seat, which has already been selected by leasing companies International Lease Finance Corporation, Bouillion, and debis AirFinance.

         o Bombardier selected B/E as the exclusive supplier of passenger seats for its new Lear 40 and Lear 45 business jets. The new aircraft will also use B/E oxygen system components. The program is projected to generate revenues of about $20 million to B/E over a number of years.

         o B/E was selected by three Japanese airlines to provide engineering services, certification services and equipment for the retrofit of over 150 Boeing and Airbus aircraft. The retrofit program is projected to provide revenues to B/E over several years. Future new aircraft purchases should provide additional revenues.

         o Lufthansa Technik designated B/E as a preferred supplier of business jet seats for both new and aftermarket cabin interior completions.

         o B/E was designated the exclusive supplier of passenger and crew oxygen systems for the new Eclipse 500 business jet. Production of the new aircraft is scheduled to begin in 2005.

    "We are pleased with these program awards, which increased our backlog slightly during the second quarter. While demand remains constrained, orders were up by more than 45 percent for


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

the quarter just ended compared to the fourth quarter last year, and were about equal to orders for the first quarter of this year," said Mr. Khoury. Backlog was about $505 million as of the end of August 2002, up from about $500 million at the end of May 2002 and up about $25 million since February 2002. Nearly 40 percent of B/E's current backlog is associated with non-U.S. customers, with the remainder attributable to domestic customers.

CURRENT YEAR OUTLOOK: INDUSTRY DOWNTURN STILL UNFOLDING

    "The latest round of fleet downsizings and US Airways' bankruptcy protection filing underscore the financial stress many of our customers are feeling," Mr. Khoury said. "This industry downturn is still unfolding. Recently, we have begun to see trends in order flow for spare parts which are expected to adversely affect results for the second half of this year. We now expect earnings per share to be $0.70 - $0.75 for the current fiscal year, as compared to our prior estimate of $0.85." The aforementioned earnings expectations exclude transition costs.

    Sales for the full year are now projected to be approximately $10 million lower than previous expectations. Total expected sales for the full year are now approximately $640 million.

    "Expected earnings of $0.45 to $0.50 per share in the second half of this year, while lower than our prior expectation, will provide strong growth both sequentially and compared to the same period last year," Mr. Khoury said.

OUTLOOK: NEXT YEAR

    "We continue to expect margin expansion to benefit next year's results," Mr. Khoury said. "We will benefit from a full year's worth of savings from our facility and workforce consolidations, compared to only six months' worth this year.

    "Looking further ahead, B/E should be a leading indicator of the commercial aerospace sector's recovery," said Mr. Khoury. "We expect airline upgrade and refurbishment activity to rebound well before the upturn in new aircraft orders. With our aftermarket focus, we are well


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

positioned to benefit from the aftermarket resurgence. Cabin interior upgrades and refurbishments generate almost two-thirds of our revenue."

    Several other factors will aid B/E on the road ahead, including:

o SEASONED LEADERSHIP: The management team has successfully implemented two other major facility and personnel consolidation programs.

o STRONG LIQUIDITY: The company had $148 million of cash on hand as of the end of August. As expected, B/E had positive cash flow for the second quarter.

o FINANCIAL FLEXIBILITY: B/E's bank credit facility requires no principal payments until maturity in 2006. The company's publicly traded debt requires no principal payments until 2008 through 2011.

    "We expect greatly enhanced earnings power when demand returns to more normal levels," said Mr. Khoury. "Our facility and workforce reductions are substantially improving our cost structure, facilitating significantly better profit margins as sales increase. After closing five principal locations, we expect that our remaining, streamlined asset base will have the capacity to generate annual revenues of approximately $1 billion without significant additional capital investment. This will be possible largely because of efforts begun several years ago: our lean manufacturing initiatives, continuous improvement programs and standardized information systems."

    As previously announced, B/E will hold a conference call to discuss its financial results on Wednesday, September 18 at 9:00 a.m. Eastern time. To listen to the conference call live via the Internet, visit the Investors section of B/E's website at www.beaerospace.com and follow the Webcasts link.

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties. B/E's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in B/E's filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K and Form 10-Q. For more information, see the section entitled "Forward-Looking Statements" contained in B/E's Form 10-K and in other filings.

    This news release presents certain financial information on an "as adjusted" basis to give effect to the exclusion of unusual costs and expenses. We present the "as adjusted" data because we believe it is necessary to gain a full understanding of our operating results by emphasizing the results of core operations. We also present operating earnings as an additional measure of our operating performance. Neither operating earnings nor the "as adjusted" information included in this news release are determined using generally accepted accounting principles. Therefore, such information is not necessarily comparable to other companies. Neither operating earnings nor "as adjusted" financial data should be viewed as a substitute for or superior to net income or other data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.

    B/E Aerospace, Inc. is the world's leading manufacturer of aircraft cabin interior products, and a leading aftermarket distributor of aircraft component parts. With a global organization selling directly to the world's airlines, B/E designs, develops and manufactures a broad product line for both commercial aircraft and business jets and provides cabin interior design, reconfiguration and conversion services. Products for the existing aircraft fleet -- the aftermarket -- provide almost two-thirds of sales. For more information, visit B/E's website at www.beaerospace.com.




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

                                                     B/E Aerospace, Inc.

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        (Unaudited)



                                                                                    THREE MONTHS ENDED
                                                     -------------------------------------------------------------------------------
                                                                                   EXCLUDING TRANSITION
                                                               AS                                       AS
                                                            REPORTED              COSTS              REPORTED           PRO FORMA
                                                         AUGUST 24, 2002     AUGUST 24, 2002     AUGUST 25, 2001     AUGUST 25, 2001
(In millions, except per share data)                                               (1)                                      (2)
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                                  $  154.8            $  154.8            $  179.1            $  208.0

Cost of sales                                                 105.8                94.5               110.1               127.6
                                                           --------            --------            --------            --------
Gross profit                                                   49.0                60.3                69.0                80.4

     Gross margin                                              31.7%               39.0%               38.5%               38.7%

Operating expenses:

     Selling, general and administrative                       28.9                28.9                34.3                39.7

     Research, development and engineering                      9.6                 9.6                11.0                11.0
                                                           --------            --------            --------            --------
Total operating expenses                                       38.5                38.5                45.3                50.7
                                                           --------            --------            --------            --------
Operating earnings                                             10.5                21.8                23.7                29.7

     Operating margin                                           6.8%               14.1%               13.2%               14.3%

Interest expense, net                                          16.7                16.7                13.8                16.1
                                                           --------            --------            --------            --------
(LOSS) EARNINGS BEFORE INCOME TAXES                            (6.2)                5.1                 9.9                13.6

INCOME TAXES                                                     --                 0.5                 1.0                 1.4
                                                           --------            --------            --------            --------
     NET (LOSS) EARNINGS                                   $   (6.2)           $    4.6            $    8.9            $   12.2
                                                           ========            ========            ========            ========

DILUTED NET (LOSS) EARNINGS PER COMMON SHARE               $   (0.18)          $    0.13           $    0.27           $    0.35

COMMON SHARES:

     WEIGHTED AVERAGE AND POTENTIALLY DILUTIVE                 34.8                35.9                33.2                35.1

     END OF PERIOD                                             34.8                34.8                32.2                34.7


(1) Cost of sales excludes $11.3 million of transition costs.

(2) Pro forma figures treat companies acquired during fiscal 2002 as though acquired at the beginning of fiscal 2002. The pro forma results are presented for informational purposes only in order to enhance comparability and are not necessarily indicative of the operating results that would have occurred had the transactions actually occurred at the beginning of fiscal 2002, nor are they necessarily indicative of future operating results.

                                                     B/E Aerospace, Inc.

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        (Unaudited)



                                                                                     SIX MONTHS ENDED
                                                     -------------------------------------------------------------------------------
                                                                                   EXCLUDING TRANSITION
                                                               AS                                       AS
                                                            REPORTED              COSTS              REPORTED           PRO FORMA
                                                         AUGUST 24, 2002     AUGUST 24, 2002     AUGUST 25, 2001     AUGUST 25, 2001
(In millions, except per share data)                                               (1)                                      (2)
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                                  $  309.1            $  309.1            $  355.9            $  416.8
Cost of sales                                                 207.1               189.5               221.0               257.9
                                                           --------            --------            --------            --------
Gross profit                                                  102.0               119.6               134.9               158.9
     Gross margin                                              33.0%               38.7%               37.9%               38.1%
Operating expenses:
     Selling, general and administrative                       57.4                57.4                65.5                76.1
     Research, development and engineering                     18.7                18.7                23.1                23.1
                                                           --------            --------            --------            --------
Total operating expenses                                       76.1                76.1                88.6                99.2
                                                           --------            --------            --------            --------
Operating earnings                                             25.9                43.5                46.3                59.7
     Operating margin                                           8.4%               14.1%               13.0%               14.3%
Interest expense, net                                          33.6                33.6                27.8                32.5
                                                           --------            --------            --------            --------
(LOSS) EARNINGS BEFORE INCOME TAXES                            (7.7)                9.9                18.5                27.2
INCOME TAXES                                                     --                 1.0                 1.8                 2.7
(LOSS) EARNINGS BEFORE EXTRAORDINARY ITEM                      (7.7)                8.9                16.7                24.5
EXTRAORDINARY ITEM(3)                                            --                  --                 9.3                 9.3
                                                           --------            --------            --------            --------
     NET (LOSS) EARNINGS                                   $   (7.7)           $    8.9            $    7.4            $   15.2
                                                           ========            ========            ========            ========

DILUTED NET (LOSS) EARNINGS PER COMMON
SHARE:
    Before extraordinary item                              $   (0.22)          $    0.25           $    0.52           $    0.72
    Net (loss) earnings                                    $   (0.22)          $    0.25           $    0.23           $    0.45
COMMON SHARES:
     WEIGHTED AVERAGE AND POTENTIALLY                          34.7                35.8                32.1                34.0
DILUTIVE
     END OF PERIOD                                             34.8                34.8                32.2                33.5

(1) Cost of sales excludes $17.6 million of transition costs.

(2) Pro forma figures treat companies acquired during fiscal 2002 as though acquired at the beginning of fiscal 2002. The pro forma results are presented for informational purposes only in order to enhance comparability and are not necessarily indicative of the operating results that would have occurred had the transactions actually occurred at the beginning of fiscal 2002, nor are they necessarily indicative of future operating results.

(3) Expenses related to early extinguishment of 9.875% Senior Subordinated Notes and bank credit facility.




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

                               B/E AEROSPACE, INC.


                                RECONCILIATION OF
              "AS REPORTED" TO "AS ADJUSTED" FINANCIAL INFORMATION

    This news release presents certain financial information on an "as adjusted" basis to give effect to the exclusion of unusual costs and expenses. We present the "as adjusted" data because we believe it is necessary to gain a full understanding of our operating results by emphasizing the results of core operations. In addition, we present operating earnings as an additional measure of our operating performance. We also present EBITDA (earnings before interest, taxes, depreciation and amortization) as set forth below because we believe it is an appropriate supplemental measure of our ability to service our debt. Neither operating earnings, EBITDA nor the "as adjusted" information included in this news release are determined using generally accepted accounting principles. Therefore, such information is not necessarily comparable to other companies. Neither operating earnings, EBITDA nor "as adjusted" financial data should be viewed as a substitute for or superior to net income or other data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.

                                                                   IMPACT OF
                                                    AS            TRANSITION                       AS
(In millions, except per share data)          REPORTED                 COSTS                 ADJUSTED
-----------------------------------------------------------------------------------------------------
THREE MONTHS ENDED
AUGUST 24, 2002:

Net sales                                   $   154.8              $ --                    $   154.8

Gross profit                                     49.0                  11.3                     60.3

Operating earnings                               10.5                  11.3                     21.8

Net (loss) earnings                              (6.2)                 10.8(1)                   4.6

Net (loss) earnings per share                    (0.18)                 0.31                     0.13

EBITDA                                           18.1                  11.3                     29.4

-----------------------------------------------------------------------------------------------------
SIX MONTHS ENDED
AUGUST 24, 2002:

Net sales                                   $   309.1              $ --                    $   309.1

Gross profit                                    102.0                  17.6                    119.6

Operating earnings                               25.9                  17.6                     43.5

Net (loss) earnings                              (7.7)                 16.6(2)                   8.9

Net (loss) earnings per share                    (0.22)                 0.47                     0.25

EBITDA                                           40.4                  17.6                     58.0


(1) Net of tax expense of $0.5

(2) Net of tax expense of $1.0




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